UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 18, 2020

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBL	New York Stock Exchange
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprD	New York Stock Exchange
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Restructuring Support Agreement

On August 18, 2020, CBL & Associates Properties, Inc. (the “REIT”) and CBL & Associates Limited Partnership (the “Operating Partnership”), the majority owned subsidiary of the REIT (collectively, the Operating Partnership and the REIT are referred to as the “Company”), entered into a Restructuring Support Agreement (the “RSA”) with certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders of beneficial owners (the “Consenting Noteholders”) in excess of 57% of the aggregate principal amount of the Operating Partnership’s 5.25% senior unsecured notes due 2023 (the “2023 Notes”), the Operating Partnership’s 4.60% notes due 2024 (the “2024 Notes”) and the Operating Partnership’s 5.95% senior unsecured notes due 2026 (the “2026 Notes,” together with the 2023 Notes and 2024 Notes, the “Notes”). The press release issued in connection with the signing of the RSA is attached as Exhibit 99.1.

Under the RSA, each Consenting Holder agreed to, among other things: (i) support the restructuring transactions (the “Restructuring Transactions”) set forth in the terms of the RSA and vote and exercise any rights and powers available to it in favor of any matter reasonably necessary to implement such transactions, including but not limited to, supporting any request by the Company for further interest rate forbearance periods in advance of the commencement of any chapter 11 cases as contemplated by the RSA, (ii) use commercially reasonable efforts, subject to applicable laws, to give any notice, order, institution, or direction to the trustee under the that certain indenture, dated as of November 26, 2013, among the Operating Partnership, as the issuer, the REIT, as the limited guarantor, and the Delaware Trust Company, as successor trustee (the “Trustee”), as amended, modified or supplemented by that certain First Supplemental Indenture dated as of November 26, 2013 by and among the Operating Partnership, the Company, and the Trustee, the Second Supplemental Indenture dated as of December 13, 2016 by and among the Operating Partnership, the Company and the Trustee and the Third Supplemental Indenture dated as of January 30, 2019 by and among Operating Partnership, the Company, the Subsidiary Guarantors and the Trustee, governing the Notes to give effect to the Restructuring Transactions and (iii) negotiate in good faith and use commercially reasonable efforts to execute and implement the documentation required pursuant to and consistent with the RSA to which such Consenting Holder is required to be a party.

In addition, each Consenting Noteholder acknowledged and agreed that the “events of default” under the Indenture resulting from the nonpayment of the (a) $11.8 million interest payment that was due and payable on June 1, 2020 (the “2023 Notes Interest Payment”) to holders of the 2023 Notes and (b) $18.6 million interest payment that was due and payable on June 15, 2020 (the “2026 Notes Interest Payment”) to holders of the 2026 Notes are no longer continuing under the Indenture as a result of the Company making each of the 2023 Notes Interest Payment and 2026 Notes Interest Payment in full on August 5, 2020. Further, each Consenting Noteholder agreed that, in the event the Trustee or other holders of the 2023 Notes or 2026 Notes, as applicable, take any action to declare either or both of the 2023 Notes or 2026 Notes immediately due and payable pursuant to Section 502 under the Indenture, as a result of either or both of such “events of defaults” described in (a) or (b) above, the Consenting Noteholders, solely to the extent permitted under the Indenture, agree to rescind and cancel any such acceleration.

The RSA is terminable by the Consenting Holders if certain events occur, including but not limited to: (i) if the Company files, publicly announces or informs counsel to the Consenting Holders of its intention to file a Plan (as defined below) that contains terms and conditions that: (a) do not provide the Consenting Holders with the economic recovery set forth in the restructuring term sheet annexed to the RSA (the “Restructuring Term Sheet”) or (b) are not otherwise consistent in all material respects with the RSA and the Restructuring Term Sheet; (ii) if the Company files with the Bankruptcy Court any motion or application seeking authority to sell material assets outside of the ordinary course of business, with an aggregate purchase price of greater than $15 million, without the prior written consent of the Consenting Holders; provided that the Company Parties shall segregate the proceeds from such sales for the benefit of the Consenting Noteholders; or (iii) the failure of the Company to comply with or achieve any one of the Milestones (as defined below), unless such Milestone is extended with the prior written consent of Consenting Holders who hold at least 75% of the aggregate principal amount of outstanding Notes held by such Consenting Holders (the “Required Consenting Holders”). The RSA is terminable by the Company if certain events occur, including but not limited to, a breach by Consenting Holders holding an amount of Notes that would result in the non-breaching Consenting Holders holding less than 66.67% of the aggregate principal amount of the Notes held by all of the Consenting Noteholders. The RSA automatically terminates on the Plan Effective Date (as defined below).

Milestones

Under the RSA, the Company agreed to support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the RSA, including using commercially reasonable efforts to obtain all required regulatory and third-party approvals, negotiating in good faith and using commercially reasonable efforts to execute and implement the documentation required to consummate the Restructuring Transactions as contemplated by the RSA, and completing the following milestones (the “Milestones”), provided that nothing in the RSA constitutes an approval by the Company to commence Chapter 11 Cases (as defined below), for which separate board approval shall be required:

•

Commence cases (the “Chapter 11 Cases”) pursuant to title 11 of the United States Code in the Bankruptcy Court to implement the Restructuring Transactions no later than October 1, 2020 (such date of commencement, the “Petition Date”);

•

No later than 3 business days after the Petition Date, the Company shall have filed the joint chapter 11 plan (the “Plan”) of reorganization filed by the Company in the Chapter 11 Cases to implement the Restructuring Transactions and a motion seeking approval of the disclosure statement (the “Disclosure Statement”) with respect to the Plan;

•	No later than 3 business days after the Petition Date, the Bankruptcy Court shall have entered an interim order approving use of cash collateral;

•	No later than 60 days after the Petition Date, the Bankruptcy Court shall have entered a final order approving use of cash collateral;

•	No later than 85 days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement;

•	No later than 165 days after the Petition Date, the Bankruptcy Court shall have entered an order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code; and

•	No later than 195 days after the Petition Date, the Plan shall have become effective (the “Plan Effective Date”).

Economic Recovery

Pursuant to the RSA, including the Restructuring Term Sheet on the Plan Effective Date:

•

Each Holder of a Notes Claim shall receive its pro rata share of (i) $49.6 million of cash consideration (to be reduced by the amount of any interest payments made by the Company, if any, between the date the RSA becomes effective and its termination), (ii) $500 million of first-priority secured notes due June 2028 having, among other terms set forth in the Restructuring Term Sheet, (a) an interest rate of 10% per annum payable in cash, (b) liens on certain unencumbered properties, priority guarantees from certain entities and equity pledges of certain entities and (c) a full guarantee by the REIT and (iii) 90% of the common equity in the reorganized Company (the “New Equity Interests”), subject to dilution as set forth in the Restructuring Term Sheet.

•

Each holder of Claim (as defined in section 101(5) of the Bankruptcy Code) under the Operating Partnership’s secured credit facility (the “Bank Claims”) shall receive either (a) treatment as is acceptable to the Company and the Required Consenting Holders in a manner consistent with the Bankruptcy Code, including but not limited to, section 1129(b) of the Bankruptcy Code; or (b) such treatment as determined by the Bankruptcy Court.

•

If holders of preferred stock of the REIT or preferred units of the Operating Partnership (the “Preferred Holders”) vote in favor of the Plan as a class, they shall receive their pro rata share of up to a percentage to be determined as described below of the New Equity Interests and up to a percentage to be determined of warrants to be issued in connection with the Restructuring Transactions (the “Warrants”) which will be exercisable for 20% (in the aggregate and calculated as of the Plan Effective Date and including shares issuable upon exercise of the warrants) of the New Equity Interests exercisable solely for cash, subject to dilution as set forth in the Restructuring Term Sheet. If the Preferred Holders reject the Plan as a class, they shall receive no recovery under the Plan. In addition, the Plan will provide for a cash out option for the Preferred Holders in the amount of $5 million on terms reasonably acceptable to the Company and the Required Consenting Holders.

•

If holders of common stock of the REIT or limited partnership units of the Operating Partnership designated as special common units (the “Common Holders”) vote in favor of the Plan as a class, they shall receive their pro rata share, of up to a percentage to be determined of the New Equity Interests and of the Warrants, subject to dilution as set forth in the Restructuring Term Sheet. If the Common Holders reject the Plan as a class, they shall receive no recovery under the Plan.

•

The percentage of New Equity Interests to be issued to the Preferred Holders and the Common Holders shall total 10% in the aggregate. The Operating Partnership shall determine equity splits in consultation with the Required Consenting Holders.

The terms of the RSA additionally provide that (i) to the extent that there are holders of any other secured Claims, unsecured Claims or borrowers or guarantors of property level debt and guarantee claims, they shall receive treatment acceptable to the Required Consenting Holders and the Company and (ii) to the extent that any Claims or interests are required or permitted to share in the consideration provided to the holders of the Notes Claims pursuant to the terms of the RSA, the treatment of the Notes Claims and such other Claims and interests may be modified on terms acceptable to the Company and the Required Consenting Holders in a manner consistent with the Bankruptcy Code.

A copy of the RSA is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the RSA is qualified in its entirety by the full text of such exhibit.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)Effective August 18, 2020, in conjunction with entering into the RSA described in Item 1.01 of this report, the Company, after extensive consultation and review by the Company’s compensation consultant, FPL Associates (“FPL”), and legal advisors, (i) entered into new Employment Agreements (the “Executive Employment Agreements”) as described below with certain executive officers of the Company, including four of the five Named Executive Officers (“NEOs”) identified in the Company’s proxy statement filed with the SEC on April 6, 2020 (the “2020 Proxy Statement”) and (ii) also implemented a Key Employee Retention Plan (“KERP”) for specified officers and non-executive employees of the Company, to provide retention bonus awards intended to help incentivize and retain key personnel during the Company’s restructuring process.  The Executive Employment Agreements and KERP were reviewed and evaluated by FPL.  FPL completed a market review of severance terms and employment agreements and a market review of restructuring incentive programs and executive pay levels and advised that the key terms of both agreements align with market-based practices.

In connection with these actions, which were taken pursuant to approval of the Compensation Committee of the Company’s Board of Directors that was contingent on entering into the RSA, the Company also terminated both the Annual Incentive Plan (“AIP”) and Long-Term Incentive Program (“LTIP”) components of the Company’s NEO Incentive Program for 2020, while leaving in place the original NEO base salaries for 2020 as described in the 2020 Proxy Statement.

Summary of Executive Employment Agreements

The Company is entering into new Executive Employment Agreements with five of its current executive officers, including four of its five NEOs (Stephen D. Lebovitz, Chief Executive Officer; Farzana Khaleel, Executive Vice President – Chief Financial Officer; Michael I. Lebovitz, President; and Jeffery V. Curry, Chief Legal Officer and Secretary).  The Company is not entering into an Executive Employment Agreement with Chairman of the Board Charles B. Lebovitz.

Key terms of these new Executive Employment Agreements may be summarized as follows:

Term:	Initial 3-year term, with automatic renewal for successive 1-year terms if not terminated (including any such renewals, the “Term”).
Base Salary:

Initially equivalent to originally approved 2020 base salaries, with future increases or decreases at discretion of the Board Compensation Committee (provided base salary shall not be decreased by more than 5% during the Term).

Annual Bonus:	Bonus compensation for 2020 will be pursuant to the KERP as described below. Annual bonus opportunities for 2021 and future years.
Other Incentives:	Participation and amounts applicable to future equity incentives/ management incentive plan to be as determined by the Board Compensation Committee.
Insurance/Benefits:

Continuation of health insurance benefits for 18 months following termination (24 months for CEO), subject to longer continuation, if applicable, under the terms of the Company’s Tier I, Tier II and Tier III Legacy Retiree Programs as described in the 2020 Proxy Statement.

Severance:

If employment is terminated by the Company without Cause (as defined in the agreement) or upon a Change of Control, severance is twice (2x) the sum of (i) then-current annual base salary plus (ii) the Retention Bonus payable pursuant to the KERP (as described below).

Death/Disability:

If employment is terminated due to death or disability (other than for the CEO), severance is twice (2x) then-current annual base salary.  In the case of the CEO, such severance would equal 1x then-current annual base salary plus the Retention Bonus payable pursuant to the KERP (as described below).

Non-Solicitation/ Non-Compete:	One year following termination, unless executive was terminated without Cause (as defined in the agreement).

In connection with the Executive Employment Agreements and the KERP, the Company also terminated the following existing arrangements with Charles B. Lebovitz, Stephen D. Lebovitz and Jeffery V. Curry, the terms of which were superseded by the new arrangements:

•

The non-competition agreements entered into with Charles B. Lebovitz and Stephen D. Lebovitz at the time of the Company’s initial public offering in November 1993, as described in the 2020 Proxy Statement.

•

The limited severance arrangements approved for Jeffery V. Curry as an inducement to surrender his partnership in a national law firm to join the Company as its Chief Legal Officer in 2012, as described in the 2020 Proxy Statement.

Summary of the KERP

In order to incentivize and retain key personnel during the Company’s restructuring process, the Compensation Committee of the Board approved the KERP, pursuant to which all officers of the Company of the level of Senior Vice President and above will be eligible to receive a Retention Bonus Award in lieu of the annual cash bonuses such officers otherwise would have been eligible for with respect to the Company’s 2020 fiscal year (including cash bonus awards under the AIP for the NEOs as described in the 2020 Proxy Statement).  The amounts of the Retention Bonus were set at slightly reduced levels compared with the cash bonus received by each NEO under the AIP for 2019.

Key terms of the Retention Bonus Awards applicable to the NEOs may be summarized as follows:

Payment Terms:	Payable to each NEO on the first payroll payment date after the later of January 1, 2021 or the date on which the Company emerges from the Chapter 11 reorganization process.
Amount of KERP Retention Bonus for Each NEO:

Stephen D. Lebovitz,
Chief Executive Officer

Farzana Khaleel,
Executive Vice President – Chief Financial Officer

Charles B. Lebovitz,
Chairman of the Board

Michael I. Lebovitz,
President

Jeffery V. Curry,
Chief Financial Officer and Treasurer

$953,000 $313,000 $414,000 $313,000 $201,000
Clawback:

Bonus payment to be returned to the Company if the executive voluntarily resigns or is terminated for Cause (as defined in the Retention Bonus Agreement) within 9 months (270 days) following receipt of the Retention Bonus.

Death/Disability:	If employment is terminated without Cause or due to death or disability, the executive will be entitled to receive the Retention Bonus payment.

The Company is providing similar Retention Bonus incentives under the KERP to seven additional senior officers, at an aggregate cost of $1,247,500 if all such bonuses are paid, and to additional employees constituting approximately 35% of the Company’s non-executive workforce at an aggregate cost of $4,027,600 if all such bonuses are paid.

The preceding summary descriptions of the terms of the Executive Employment Agreements and Retention Bonus Agreements applicable to the Company’s NEOs are not complete, and are qualified in their entirety by reference to the forms of such agreements which are filed as Exhibits 10.2 and 10.3 hereto.

ITEM 7.01 Regulation FD Disclosure

Beginning on June 18, 2020, the Company engaged in confidential discussions and negotiations under separate Confidentiality Agreements (the “NDAs”) with the Consenting Noteholders, in each case regarding potential strategic transactions to enhance the Company’s capital structure. As part of such discussions and negotiations, the Company’s management also made a presentation to the Consenting Noteholders in June of 2020.

Pursuant to the NDAs, the Company agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.2. The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Confidential Information. However, no assurance can be given that any such transaction will occur at all.

Concurrently with such discussions with the Consenting Noteholders, the Company was also engaged in confidential discussions and negotiations with Wells Fargo Bank, National Association, as administrative agent (the “Agent’) for the lenders party to the Credit Agreement, dated as of January 30, 2019 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”). As part of such discussions and negotiations, on July 20, 2020, the Agent made a proposal to the Company on behalf of the lenders (the “Wells Proposal”) and, on August 5, 2020, the Company made a counterproposal to the Agent (the “Company Proposal”) in response to the prior proposal by the Agent. The Company intends to continue collaborative negotiations with its senior secured lenders in the meantime to attempt to reach a consensual arrangement with those lenders. In the event that such an arrangement were reached, the Company would seek to amend the RSA to include its senior secured lenders. The RSA may be amended by the Company and with the consent of Required Consenting Holders.

The foregoing description of the Cleansing Material and the Company Proposal do not purport to be complete and are qualified in their entirety by reference to the complete presentation of the Cleansing Material, the Wells Proposal and the Company Proposal attached as Exhibits 99.2, 99.3 and 99.4 hereto.

Additionally, in conjunction with the signing of the RSA the Company terminated its open-market payroll deduction employee stock purchase plan.

This communication contains forward-looking statements, including, in particular, statements about the term and the provisions of the Restructuring Support Agreement and the contemplated chapter 11 reorganization. These statements are based on the Company’s current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of August 18, 2020, between the Operating Partnership, REIT, Subsidiary Guarantors and Consenting Holders.
10.2	Form of Employee Agreement.
10.3	Form of Retention Bonus Agreement.
99.1	Press release dated August 19, 2020.
99.2	Cleansing Materials.
99.3	Term Sheet dated as of July 20, 2020.
99.4	Term Sheet dated as of August 5, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*). (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: August 19, 2020